Exhibit 31.1(a)
Certification Pursuant to Rule 13a-14(a) or 15d-14(a)
of the Exchange Act, as adopted Pursuant to Section 302 of the
Sarbanes-Oxley Act of 2002
I, Michael L. Baur, certify that:
1.I have reviewed this Amendment No. 1 to the quarterly report on Form 10-Q for the quarter ended September 30, 2024 of ScanSource, Inc.; and
2.Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ MICHAEL L. BAUR
Michael L. Baur Chairman and Chief Executive Officer (Principal Executive Officer)
Date: November 7, 2024